Exhibit 99.1

FOR IMMEDIATE RELEASE

Cornerstone Building Brands Announces $500 Million
Senior Secured Notes Offering

Cary, N.C., July 29, 2024 – Cornerstone Building Brands, Inc. (the “Company”) today announced the commencement of an offering of $500.0 million in aggregate principal amount of senior secured notes due 2029 (the “Notes”) in a private offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The Notes will be guaranteed on a senior secured basis by Camelot Return Intermediate Holdings, LLC, a Delaware limited liability company (“Holdings”), and each of the Company’s existing and subsequently acquired or organized direct or indirect wholly owned U.S. restricted subsidiaries, with certain exceptions (each, a “Subsidiary Guarantor” and, together with Holdings, the “Guarantors”). There can be no assurance that the proposed offering of Notes will be completed.

The Company intends to use the net proceeds from the offering, after deducting fees and expenses payable in connection with the offering, to partially repay the borrowings outstanding under the Company’s existing asset-based revolving credit facility and pay any related premiums, fees and expenses, including accrued and unpaid interest, if any.

The Notes and the guarantees will be offered and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A and in offshore transactions to non-U.S. persons pursuant to Regulation S, each under the Securities Act.

The Notes and the guarantees have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.

This press release is for informational purposes only and is not an offer to sell or purchase nor the solicitation of an offer to sell or purchase securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which, or to any person to whom such an offer, solicitation or sale would be unlawful.

About Cornerstone Building Brands

Cornerstone Building Brands is a leading manufacturer of exterior building products for residential and low-rise non-residential buildings in North America. Headquartered in Cary, N.C., we serve residential and commercial customers across the new construction and Repair & Remodel markets. Our market-leading portfolio of products spans vinyl windows, vinyl siding, stone veneer, metal roofing, metal wall systems and metal accessories. Cornerstone Building Brands’ broad, multi-channel distribution platform and expansive national footprint includes approximately 19,700 employees at manufacturing, distribution and office locations throughout North America. Corporate stewardship and Environmental, Social and Governance responsibility are embedded in our culture. We are committed to contributing positively to the communities where we live, work and play. For more information, visit us at cornerstonebuildingbrands.com.

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5020 Weston Parkway | Suite 400 | Cary, NC 27513 | 888.975.9436 | CornerstoneBuildingBrands.com

Forward-Looking Statements

This press release includes forward-looking statements regarding the Company’s financing plans, including statements related to the Company’s offering of the Notes and the intended use of net proceeds of the offering. Such statements are subject to certain risks and uncertainties including, without limitation, risks related to whether the Company will consummate the offering of the Notes on the expected terms, or at all, market and other general economic conditions and whether the Company and the Guarantors will be able to satisfy the conditions required to close any sale of the Notes. The Company’s forward-looking statements also involve assumptions that, if they never materialize or prove correct, could cause its results to differ materially from those expressed or implied by such forward-looking statements. These and other risks concerning the Company and its businesses are described in additional detail in its Annual Report on Form 10-K for the year ended December 31, 2023 and other filings made by the Company with the Securities and Exchange Commission.

Investor Relations:
Mohsin Syed
Vice President, Corporate Finance & Investor Relations
response@cornerstone-bb.com

Media Relations:
Gia Oei
Vice President, Corporate Communications & Culture
response@cornerstone-bb.com

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5020 Weston Parkway | Suite 400 | Cary, NC 27513 | 888.975.9436 | CornerstoneBuildingBrands.com